                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into INVESTools Inc.'s previously filed Registration Statement on Form S-8 (Registration No. 333-75070) dated December 13, 2001.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP
Houston, Texas
April 15, 2002